SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): May 16, 2003


                          ClearOne Communications Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)


               UTAH                 0-17219                   87-0398877
-----------------------------   ---------------         ----------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
      of Incorporation)           File Number)          Identification Number)


                  1825 Research Way, Salt Lake City, Utah 84119
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (801) 975-7200
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)



                       ----------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

On November 22, 2002, ClearOne and Bank One entered into a $10 million Line of Credit Agreement replacing a previous $5 million Line of Credit Agreement. Effective May 16, 2003, Bank One and ClearOne have agreed to freeze that Line of Credit and ClearOne has agreed to not draw upon the Line of Credit without the consent of Bank One. Bank One requested the modification because ClearOne has not provided the bank with financial reports for the quarter ended December 31, 2002, which is required under the terms of the Agreement.

Both Bank One and ClearOne acknowledge that the Line of Credit has never been drawn upon and that there is no outstanding balance.

ClearOne has no present intention of requesting a draw on the Line of Credit.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CLEARONE COMMUNICATIONS INC.
                                    (The Registrant)



May 16, 2003                        By:  George Claffey
                                       ----------------------------------------
                                    Its: Chief Financial Officer